Exhibit 32.2
Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Sections 1350(a) and (b))
I, John E. Geller, Jr., Executive Vice President and Chief Financial Officer of Marriott Vacations Worldwide Corporation (the “Company”) certify that:

1.
the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2019 (the “Quarterly Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 12, 2019

/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial and Administrative Officer
(Principal Financial Officer)